EXHIBIT 99.1

News Release

7007 Pinemont

Houston, Texas 77040 USA

Contact:

Gary D. Owens

Chairman, President & CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

OYO Geospace Hosting Annual Meeting at New Headquarters,

Announces Performance Bonus for Seabed Reservoir System and

Gives Guidance for First Quarter Fiscal 2004 Results

HOUSTON, Texas—January 8, 2004—OYO Geospace (NASDAQ: OYOG) today will host its Annual Stockholders’ Meeting at its new facility located at 7007 Pinemont in Houston, Texas. The new 208,000 square foot corporate headquarters and manufacturing facility now houses all of its previous five Houston area locations.

“It has been a long 10-month effort to reorganize and combine all five of our Houston area operations into a single efficient organization,” said Gary D. Owens, OYO Geospace’s Chairman, President, and CEO. “This month, we will begin to fully enjoy the benefits from this effort. It is quite exciting to see the culmination of our planning efforts and show off our new facility,” Owens continued.

The company also announced that the permanent seismic reservoir characterization and monitoring system that was installed in the North Sea last summer for BP has continued to work well. As a result, the company indicated that it is recognizing a performance bonus payment as a result of the system’s successful performance. This revenue will be reflected in the company’s first quarter results ended December 31, 2003.

“The performance of this 10,016 channel system, the world’s largest permanent seabed seismic system, confirms OYO Geospace’s excellence in engineering design, manufacturing and delivery capabilities. Over the last six years, we have worked hard to develop an organization capable of advancing seismic technologies to their next level. We are carefully listening to the needs of our customers and developing technologies to meet those specific needs,” said Owens.

Mr. Owens continued, “We expect to release earnings for our first quarter ended December 31, 2003 on January 30, 2004. While we historically have not provided advance information as to expected earnings (and do not intend to change our practice in that regard), we believe the circumstances make it necessary to give a pre-announcement advisory. Due to the significant revenues resulting from the performance bonus payment and additional revenues from other seismic reservoir products in the first quarter, we expect to report revenues in excess of $16.0 million and earnings in excess of $0.50 per diluted share for the first quarter.”

Owens continued, “The seismic reservoir systems market is in its early period of development. Therefore such large quarterly earnings will be erratic and do not necessarily imply comparable quarters for the remainder of the fiscal year. However, there is evidence that the seismic reservoir systems market is heating up and will play an increasing role in the company’s future performance. The company’s new facilities and reorganization coupled with its recent success mentioned above, places it in the forefront of the market. We are well positioned to participate in this new market for seismic systems.”

OYO Geospace designs and manufactures instruments and equipment used by the oil and gas industry in the acquisition and processing of seismic data as well as in reservoir characterization and monitoring activities. The company also designs and manufactures equipment and film for the commercial graphics industry worldwide.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, the resolution of the situation in the Middle East and other factors disclosed under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities end Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.